SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                             November 7, 1996
             Date of Report (date of earliest event reported)

                        CHEUNG LABORATORIES, INC.
           (Exact name of Registrant as specified in its chart)

   MARYLAND                     2-93826-W                        52-1256615
(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                                Identification
Incorporation)                                                 Number)



            10220 Old Columbia Road Suite I Columbia, MD 21046
                 (Address of principal executive offices)

                              (410) 290-5390
           (Registrant's telephone number, including area code)





ITEM 1: Change in Control of the Registrant

On October 23, 1996, Mr. Gao Yu Wen, the majority shareholder of Cheung Laboratories, Inc. (The "Registrant"), returned to the Registrant 16,000,000 shares of the Registrant's common stock in accordance with the terms set forth below under "ITEM 2: Acquisition or Disposition of Assets." The 16,000,000 shares are being canceled on the books and records of the Registrant. Accordingly, Mr. Gao is no longer the majority shareholder of the Registrant. The issued and outstanding shares common stock are reduced from 41,205,360 shares to 25,205,306 shares. Although no additional shares have been acquired by other parties, shares of common stock presently owned by the following individuals now constitute greater than five percent(5%) of the issued and outstanding common shares of the Registrant due to the reduction in the number of issued and outstanding common shares.

Names and Address of Five           Amount of          Percentage of
   Percent Shareholders            Common Stock       Voting Securities

Augustine Y. Cheung (1)            6,669,408(2)       26.46
10220-I Old Columbia Road
Columbia, MD 21046

Yue Soon Limited                   1,600,000          6.35
287-291 Des Vouex Road
Central 21st Floor Hong Kong

Gao Yu Wen                         4,000,000          15.87
Zhongshan Economic Committee
Sun Wen Road E. Zhongshan
Guangdong China


    (1) Officer and Director of Registrant

    (2) Includes 400,000 shares underlining an option exercisable commencing May 16, 1996 through May 16, 2001 at $0.35 per share.

    (3) Shares currently owned by Gao Yu Wen are subject to a repurchase agreement by which the Registrant has through December 31, 1996, with an extension to March 31, 1997, to repurchase the 4,000,000 shares from Mr. Gao at a price of $0.55 per share.



ITEM 2: Acquisition or Disposition of Assets

In its Annual Report on form 10-K for the fiscal year ended September 30, 1995, the Registrant reported that it had sold 20,000,000 shares of its common stock to Mr. Gao in exchange for $10,00,000 investment in the Registrant. The 9.5% in Aestar Fine Chemical Incorporated Limited ("Aestar") was transferred to the Registrant by Mr. Gao in lieu of $8,000,000 and was reflected on the financial statements of the Registrant at its acquisition cost of $8,000,000. The Registrant determined that 16,000,000 shares of common stock delivered by Mr. Gao to the Registrant constitutes fair consideration for the interest in Aestar. Mr. Gao's 20,000,000 shares of the Registrant's common stock represented approximately 51% of the Registrant's issued and outstanding common stock. Mr. Gao was formerly a director of the Registrant but resigned from that position in June of 1996 due to health problems.

This Form 8-K is intended to supplement and modify a Form 8-K filed on June 11, 1996, whereby the Registrant disclosed that it had entered into an agreement (the "Original Agreement") to (i) rescind its 9.5% interest in Aestar in exchange for 16,000,000 shares of its common stock owned by Mr. Gao; and (ii) to repurchase an additional 4,000,000 shares at a purchase price of $0.55 per shares. The entire 20,000,000 shares was held by Mr. Gao as security for payment of the $2,200,000, which was due on or before November 30,1996.

By an Amendment dated October 23, 1996, the Registrant and Mr. Gao's representatives revised the terms of the Original Agreement so that Mr. Gao agreed to immediately transfer to the Registrant the 16,000,000 shares of common stock and the deadline for paying the $2,200,000 was extended to December 31, 1996. The purchase price of the remaining 4,000,000 shares was reduced to $2,160,000. Upon the execution of the Amendment, Mr. Gao, through his representatives, conveyed to the Registrant the 16,000,000 shares and the Registrant rescinded its interest in Aestar. Until payment of $2,160,000, Mr. Gao continues to own 4,000,000 shares of common stocks. The registrant has the right to repurchase the 4,000,000 shares through December 31, 1996 with an extension to March 31, 1997.

On October 23, 1996, the Registrant confirmed its rescission of its 9.5% interest in Aestar in exchange for 16,000,000 shares its common stock owned by Mr. Gao Yu Wen. The Registrant has delivered ownership documents necessary to rescind its interest in Aestar and has received from Mr. Gao's representatives duly executed stock certificates and stock powers representing 16,000,000 shares of its common stock. The 16,000,000 shares are being canceled on the books and records of the Registrant.

ITEM 7: Financial Statements and Exhibits

It is impracticable to provide pro foma financial information in connection with the rescission of the Aestar interest with this 8-K. The Registrant's accountants are presently preparing audited financial statements to be filed with the Form 10-K for the fiscal year ended September 30, 1996. Said Financial information will be filed no later than December 31, 1996.






                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                     CHEUNG LABORATORIES, INC.



Date: November 7, 1996               By:______________________________
                                      Name: Verle D. Blaha
                                      Title: President and Chief Executive
                                             Officer